UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2018
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ROSEHILL RESOURCES INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37712	47-5500436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16200 Park Row, Suite 300
Houston, Texas, 77084
(Address of principal executive offices, including zip code)

(281) 675-3400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☑ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Rosehill Resources Inc. (the “Company”) was held on May 22, 2018 (the “Annual Meeting”). The proposals voted upon at the Annual Meeting and the final voting results are indicated below. For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 11, 2018.

Proposal 1—Election of Directors

J.A. (Alan) Townsend and Edward Kovalik were elected to continue to serve as the Company’s Class I directors, each to serve for a three-year term and until his successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. Votes regarding the persons elected were as follows:

Nominee	For	Withhold	Broker Non-Votes
J.A. (Alan) Townsend	30,697,795	265,657	—
Edward Kovalik	30,595,974	367,478	—

Proposal 2—Ratification of the Appointment of BDO USA, LLP

The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2018 was ratified. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
30,963,391	61	—	—

Proposal 3—Amendment to the Long-Term Incentive Plan

The amendment and restatement of the Rosehill Resources Inc. Long-Term Incentive Plan, to modify the definition of “Change in Control” and to reflect changes in the applicable tax law, was approved. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
30,563,559	399,793	100	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSEHILL RESOURCES INC.

Date: May 23, 2018	By:	/s/ R. Craig Owen
	Name:	R. Craig Owen
	Title:	Chief Financial Officer